Exhibit 99.1
Josh D’Amaro Named Next Chief Executive Officer of The Walt Disney Company
Dana Walden To Become President and Chief Creative Officer of The Walt Disney Company
BURBANK, Calif., February 3, 2026—The Walt Disney Company (NYSE: DIS) Board of Directors announced today that, in a unanimous vote held on Monday, it elected Disney Experiences Chairman Josh D’Amaro to become Chief Executive Officer of The Walt Disney Company, effective at the upcoming Annual Meeting on March 18, 2026, when he will succeed longtime Disney CEO Robert A. Iger. The Board also intends to appoint D’Amaro as a director immediately following that meeting. As head of the company’s largest business segment with $36 billion in annual revenue in FY2025 and 185,000 Cast Members and employees worldwide, D’Amaro, a 28-year Disney veteran, is the architect of the largest global expansion in Disney Experiences history, and has led the segment to new heights financially, creatively, and in guest satisfaction.
“Josh D’Amaro possesses that rare combination of inspiring leadership and innovation, a keen eye for strategic growth opportunities, and a deep passion for the Disney brand and its people – all of which make him the right person to take the helm as Disney’s next CEO,” said James Gorman, Chairman of The Walt Disney Company Board of Directors. “Throughout this search process, Josh has demonstrated a strong vision for the company’s future and a deep understanding of the creative spirit that makes Disney unique in an ever-changing marketplace. He has an outstanding record of business achievement, collaborating with some of the biggest names in entertainment to bring their stories to life in our parks, showcasing the power of combining Disney storytelling with cutting-edge technology. The Board believes he is exceptionally well prepared to guide this global company forward to serve our consumers around the world and create long-term value for shareholders.”
“Josh D’Amaro is an exceptional leader and the right person to become our next CEO,” said Robert A. Iger, CEO, The Walt Disney Company. “He has an instinctive appreciation of the Disney brand, and a deep understanding of what resonates with our audiences, paired with the rigor and attention to detail required to deliver some of our most ambitious projects. His ability to combine creativity with operational excellence is exemplary and I am thrilled for Josh and the company.”
Concurrent with D’Amaro’s appointment, Dana Walden, Co-Chairman of Disney Entertainment, has been named President and Chief Creative Officer of The Walt Disney Company, also effective March 18. As Co-Chairman of Disney Entertainment, Walden has led Disney’s world-renowned, award-winning entertainment media, news, and content businesses globally, including Disney’s streaming businesses. In this new role – a historic first for the enterprise – Walden will report directly to D’Amaro and will ensure that storytelling and creative expression across every audience touchpoint consistently reflect the brand, engage audiences at scale, and advance core business objectives, while driving enterprise-wide initiatives and translating vision into action.
“Dana Walden is an excellent leader who commands tremendous respect from the creative community,” continued Iger. “Given that creativity is at the heart of everything Disney does, she is a wonderful choice to serve in this new leadership role. In the years since Dana joined Disney, she has accumulated great knowledge about the many facets of our businesses and brands, and is very well prepared to be President and Chief Creative Officer.”
Bob Iger has provided extensive mentorship to the internal candidates throughout the succession planning process, and upon transition will continue to serve as Senior Advisor and a member of the Disney Board until his retirement from the company on December 31, 2026.
Iger has led Disney to unprecedented creative and business success during his nearly two decades leading the company. Since his return in 2022, he has spearheaded a strategic transformation of the company, guiding Disney through a period of significant industry disruption and positioning it for long-term growth in this new era of entertainment. As part of this transformation, Iger moved quickly to restructure the organization, empower creative leaders, and restore financial discipline, establishing four strategic priorities: strengthening the quality and economic output of the film studios, delivering sustained profitability in streaming, positioning ESPN as the premier digital destination for sports fans, and turbocharging growth across Disney Experiences. Today, Disney is more agile and more resilient, and D’Amaro will take the helm of a company that is in a vastly stronger position than it was three years ago.
“I am immensely grateful to the Board for entrusting me with leading a company that means so much to me and millions around the world,” said Josh D’Amaro, incoming CEO of The Walt Disney Company. “Disney’s strength has always come from our people and the creative excellence that defines our stories and experiences. There is no limit to what Disney can achieve, and I am excited to work with our teams across the company and brilliant creative partners to honor Disney’s remarkable legacy while continuing to innovate, grow, and deliver exceptional value for our consumers and shareholders. I also want to express my gratitude to Bob Iger for his generous mentorship, his friendship, and the profound impact of his leadership.”
“On behalf of the entire Board, we extend our deepest gratitude to Bob Iger for his extraordinary leadership and dedication to The Walt Disney Company,” continued Gorman. “The Board asked Bob to return as CEO in 2022 for two critical reasons. First, to lead the company through a challenging transition and ensure Disney was fit for purpose for the future. Second, to strengthen the leadership bench and to help develop candidates for the CEO transition. Bob has delivered on both priorities, while also guiding Disney through a transformative period with an ambitious strategy that has further strengthened its position as the world’s premier entertainment company. After nearly two decades leading Disney, the Iger era has been defined by enormous growth, an unyielding commitment to excellence in creativity and innovation, and exemplary stewardship of this iconic institution.”
About Josh D’Amaro
D’Amaro, 54, has served as Chairman of the Disney Experiences segment since 2020, and prior to that was President of Walt Disney World Resort. He joined the company in 1998 at Disneyland Resort.
As Chairman of Disney Experiences, D’Amaro oversees 12 theme parks and 57 resort hotels worldwide, with plans for a new park in Abu Dhabi. His responsibilities include Disney Signature Experiences—including Disney Cruise Line, Disney Vacation Club, Adventures by Disney, Disney Institute, and Storyliving by Disney—as well as overseeing Walt Disney Imagineering and Disney Consumer Products. He also manages digital ventures, including the collaboration with Epic Games to create a Disney universe within Fortnite.
D’Amaro has been instrumental in expanding Disney’s iconic franchises through the creation of immersive, story-driven experiences at Disney’s theme parks, such as Star Wars: Galaxy’s Edge, the Marvel-themed Avengers Campus, Mickey and Minnie’s Runaway Railway, and World of Frozen. Building on this momentum, upcoming projects include the development of a Monsters, Inc.-themed land at Disney Hollywood Studios at Walt Disney World Resort, a new Avatar destination at the Disneyland Resort, and expansive new areas inspired by Cars and Disney Villains as part of the largest-ever expansion of the Magic Kingdom.
Over his nearly three-decade career at Disney, he has held leadership roles across the company both in the U.S. and internationally, including in finance, business strategy, marketing, creative development and operations. His past positions include President of Disneyland Resort, and President of Walt Disney World Resort.
D'Amaro earned a bachelor’s degree in business administration from Georgetown University.
“I am incredibly proud to step away at a moment when Disney’s future has never been brighter,” continued Iger. “I’m confident Disney will continue to innovate and put the spirit of Walt at the heart of everything it does – from its new park in Abu Dhabi to the groundbreaking partnerships just announced with OpenAI and the NFL, to the countless upcoming creative projects that will enthrall audiences around the world. Disney has shaped who I am as a leader, and I will always be grateful to this extraordinary company and for the opportunity to lead it over all these years.”
Succession Planning Committee
D’Amaro’s election as CEO caps a thorough and extensive succession planning process. In January 2023, the Board of Directors formed a special Succession Planning Committee to support the Board in planning for a transition of leadership that aligns with the company’s long-term strategic goals. At the direction of the Board, the Committee and the full Board undertook a deliberate, multi-year succession planning process, meeting regularly to evaluate internal and external candidates, transition structures, organizational frameworks, and planning for potential impacts of succession decisions across the company. The Committee is led by Gorman as Chair since 2024, with directors Mary T. Barra, Jeremy Darroch, and Calvin R. McDonald also currently serving as members – all of whom have direct experience in CEO and senior leadership succession planning for Fortune 500 companies. D’Amaro and Walden underwent a rigorous preparation process, including extensive mentorship from Iger, external coaching, and direct engagement with all directors.
Experienced Senior Management
D’Amaro will be supported by a team of senior executives who have worked seamlessly together for several years at Disney to expertly advance Iger and the Board’s creative, financial, and reputational goals. The company’s senior leadership team brings decades of experience with a proven ability to navigate periods of change while delivering strong business outcomes. The company is fortunate to have Disney Entertainment Co-Chairman Alan Bergman and ESPN Chairman James Pitaro continuing in their critical leadership roles working with D’Amaro and Walden. Additionally, supporting the new CEO is an exceptional team of executive officers. These leaders have overseen major strategic transformations, expanded key franchises, and driven performance across multiple business cycles. Their deep institutional knowledge, operational discipline, and collaborative culture provide a strong foundation for continued momentum, promoting continuity, stability, and clear execution as the company enters its next chapter under D’Amaro’s leadership.
About The Walt Disney Company
The Walt Disney Company, together with its subsidiaries and affiliates, is a leading diversified international entertainment and media enterprise that includes three business segments: Entertainment, Sports, and Experiences. Disney is a Dow 30 company and had annual revenue of $94.4 billion in its Fiscal Year 2025.

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Contacts:

Kristina Schake
818-560-5300
kristina.schake@disney.com

David Jefferson
818-560-4832
david.j.jefferson@disney.com

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations, beliefs, corporate plans, future prospects, and other statements that are not historical in nature. Any information that is not historical in nature is subject to change. These statements are made on the basis of our views and assumptions regarding future events as of the time the statements are made. We do not undertake any obligation to update these statements. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company or developments beyond the Company’s control. Additional factors are set forth in the Company’s most recent Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission.